MEMBERSHIP AGREEMENT

1061 S. Sun Dr. #1097 Lake Mary, Fl 32746
Phone: 407-322-0004 Fax: 407-829-8989
E-Mail: bodsdance@gmail.com
Web: www.bodsdance.com

BODS™ TRANSCENDING
Woman's Dance & Fitness Studio

Date: ______________________

1. **Parties:** Bods Transcending Co. and you agree that by signing this agreement, you purchased a membership or services and agree to all the terms in this agreement. The terms "you" and Bods Transcending Co include heirs, estates, agents, representatives, officers, directors, shareholders, successors, affiliates, subsidiaries, and employees. Both parties make this agreement on behalf of, and it binds all these included persons and entities. It is your responsibility to notify Bods Transcending Co of any change in your address or phone number.
2. **Representations**: A) Physical conditions and no medical advice: You represent that you are in good physical condition and have no medical reason or impairment that might prevent you from your intended use of Bods transcending Co facilities. As such, you acknowledge that BodsTranscending Co. did not give you medical advice before you joined, and cannot give you any after you join, relating to your physical condition and ability to use the facilities. If you have any health or medical concerns now or after you join, discuss them with your doctor before using the facilities.

   B.Liablility for Property: Bods Transcending Co is not liable to you or your guest for any personal property that is damaged, lost, or stolen while on or around Bods Transcending premises including, but not limited to, a vehicle or its contents or any property left in a locker. If you or your guest cause any damage to Bods Transcending Co. facilities, you are liable to Bods Transcending Co. for its cost of repair or replacement.

   C: Entire Agreement and Enforcement: You acknowledge that neither Bods transcending Co, nor anyone else, made any representation nor promises upon which you relied that are not stated in this agreement. This document contains the entire agreement between you and Bods Transcending Co. and replaces any oral or other written agreement. If a court declares any part of this agreement invalid, it will not invalidate the remaining parts, which continue unaffected. If Bods transcending does not enforce any right in this agreement for any reason, Bods Transcending co does not waive its right to enforce it later. By signing this you also give Bods Transcending permission to use my picture in any advertising for Bods Transcending Co. that may require my picture, name and my affilation with Bods.
3. **Membership:** A: General: Your membership permits you to use Bods Transcending Co premises, facilities, equipment and services. Your membership is subject to all current company policies, rules and limitations including, but not limited to, transferability rules and guest privilege rules. Your membership gives you no rights in Bods Transcending Co., its management, property or operation. Bods Transcending Co. may assign or transfer your membership in its sole discretion. Bods Transcending Co. sells membership in its sole discretion. Bods Transcending Co. can sell memberships at different rates and terms than yours. Any special promotional membership or rate regarding privileges, usage, hours, benefits or facilities is valid only at the home club, unless otherwise noted.

   B: Group Fitness Instruction ("PE at PF") and Personal Training. Bods Transcending Co. offers free group fitness instruction at pre-scheduled times. The group sessions are limited 1 person on an appointment basis, but available on a "first come first served" basis if classes are not filled. These classes are strictly instructional and not intended as personal training. At participating locations, some fitness instructors and or independent contracts. Any such personal training is between you and the independent trainer as Bods Transcending Co doesn't officer personal training.

   C: Transfer of Locations: If you are a monthly member you can transfer your membership from your home club to another home club if you meet the following: (1) you have been at your current location for more than 3 months (2) you much be current on your monthly dues. Prepaid memberships are not transferable.
4. **Rules and Regulations:** You agree to follow Bods Transcending membership policies and studio rules. Bods Transcending Co. may, in its sole discretion, modify the policies and any studio rule without notice at anytime. Studio rules vary by location and all signed posed in a studio or on the premises or verbal communication shall be considered a part of the rules of Bods Transcending Co. Bods Transcending Co. reserves the right to refund the prorated cost of unused services and terminate your membership immediately for violation of any membership policy or studio rule.
5. **Facilities and Services:** Bods Transcending Co. reserves the right at any time to delete, discontinue, repair, or replace the equipment without any effect of this agreement. Bods Transcending Co. also reserves the right to make changes to the type or quantity of equipment or services offered and to alter the hours of operations in Bods Transcending Co. discretion. You acknowledge that the equipment and services in the facilities are available subject to demand and are offered on a "first come first serve basis". Bods Transcending Co. regularly closes on a temporary basis its facilities (or portions of its facilities) for maintenance, selected holidays, etc. and such temporary closures will have no effect on this agreement so long as such temporary closures are reasonable. If your home studio is permanently closed, moved or sold bods Transcending Co. reserves the right to assign and transfer your membership to another club within 8 miles of your home studio in accordance with the buyers right under state law.
6. **Dues, Fees, Charges and Taxes:** A) Payment Authorization. You have full control over the payment authorization and can stop it anytime by notifying Bods Transcending Co. as set forth on the front page of this agreement or by notifying your bank, or credit card Company to stop. You are responsible for notifying your bank of any error that appears on your bank or credit card statement in a timely manner. You must notify Bods Transcending Co. within 60 days of a claimed error on your bank statement or credit card statement. If you claim your monthly dues were not stopped when you told Bods Transcending Co., you must have written proof or Bods Transcending Co. will not reimburse you for any deductions which you claim should not have been deducted. B. Charges & Taxes: Bods Transcending Co. has the right to add to your prepaid dues or to your monthly dues any tax imposed by the government. Bods Transcending Co. also the right to add any utility charges or surcharges to your prepaid dues and monthly dues.
7. **Cancellation Rights (Buyers Rights):** As a buyer, you have the following rights Bods Transcending will: The Studio and the unsigned member agree as of this date to this agreement as described in the comprehensive list of programs. As a buyer of this membership plan, the Member has the following rights under section 501.017 F.S. The club will a.) Refund the member the pro-rated close of any unused services within 15 days after request thereof: 1) the member is unable to receive benefits from the clubs services by reason of death or disability sufficient to warrant cancellation of the agreement by member. The Studio my require that the disability be confirmed by an examination of a physician licensed under Chapter 458-459-460-or 461, F.S. provided the diagnosis or treatment is within the physician's scope of practice; or 2) The studio is relocated more than a 5 driving miles of the business location designated in this agreement at no additional cost to the member. B) Refund the member the pro-rated cost of any unused services within 15 days after the club ceases operation or goes out of business. The business location of the studio shall not be deemed to have ceased operations or gone out of business when temporarily closed for repair and renovation of the premises: 1) upon sale, for not more than 14 consecutive days or 2) During ownership, for not more than 7 consecutive days and not more than 2 periods of seven consecutive days in any calendar year. c) Reserve the right to discontinue any programs at any time. II. The member is hereby advised to contact the Florida Dept of Agriculture and Consumer Services within 60 days in the event that the Studio ceases operation or goes out of Business. III. Memberships can be frozen for medical reasons only. IV. If rates will be increased due to Studio population or usage, such increase will happen in the month of January after the members rate guarantee expires. V. Cancellations are to be made in person by delivering written notice to the studio or by certified mail to the studio or by certified mail to the Studio. Such a cancellation by a member shall also terminate automatically the member's agreement. If the Studio wishes to enforce such agreement after receipt of such showing, it may request the Florida Department of Agriculture and Consumer Services (the Department) to determine the sufficiency of such showing. VI. IF the department determines that a refund is due the member, the refund shall be an amount computed by dividing the agreement price by the number of weeks in the agreement term and multiplying the result by the number of weeks remaining in the agreement term. Should you the member choose to pay for more than one month of this agreement in advance, be aware that you are paying for future services and may be risking loss of your money in the even this studio and or business location ceases to operate. This Studio is not required by Florida law to provide any security, and there may not be other protections provided to you should you choose to pay in advance. VII. Upon the occurrence of any of the circumstances enumerated in subparagraphs 1.(a) or (b) or (c) of this section, the member or his or her estate shall be relieved of any further obligation for payment under the agreement not then due and owing. The member hereby acknowledges and agrees that he or she has read the attached comprehensive list of all membership plans officered for sale by the Studio. And the respective price of each plan. The member realizes that all of the foregoing written material will be honored by the studio and understands the member's rights of not signing if there are any unfilled blanks and rights of cancellation and refund policies as listed in the agreement. The member further agrees to obey the rules of the studio as modified or amended in the sole discretion of the studio. The studio hereby reserves the right to refund the prorated cost of any unused services and remove the member from the club at anytime that the member's action violate the rules of the club, which are attached hereto or as may be amended or modified in the Studio's sole and absolute discretion. Changes to such rules will be posed within the studio and/or communicated by appropriate means. Member acknowledges and accepts the risk inherent in the use of studios services and facilities. By using the Studio facilities and services, the member hereby assumes the risk of injury accident, death, disability, loss, cost or damage in his or her person or property which may arise from the use of the Studio's services or facilities. In consideration of the above mentioned parties; participation in the activities if the studio and or us of the facilities of the studio, the member hereby , for the member and legal representatives release and forever discharge the club and all its affiliated organizations, officers, agents, and employees, acting officially or otherwise, from any and all claims, demands, actions, or causes of action on account of the members death or on account of any injury to member, which may occur from any cause during such participation and/or use of the facilities of the studio. All of associates of member. The member hereby represents that the member and associate members are physically able to undertake any and all physical actives, exercise or sports actives, or treatment in which member and his or her associates choose to participate or which is provided by the studio. This agreement does not cover claims, demands, actions, or causes of action arising from the willful or wanton negligence of the studio or its officers, agents or employees,. The member hereby acknowledges that he or she has read and understand and voluntarily enters into this agreement, including the release and assumption of risk herein, and has received a copy of this agreement and the attachments hereto. This constitutes the entire agreement between the club and the member, Further; the member hereby acknowledges receipt of a copy of the Rules of the Studio at the time of the member's execution of this agreement.
8. **Limitation of Liability**

MEMBERSHIP AGREEMENT

BODS TRANSCENDING
Woman's Dance & Fitness Studio

1061 S. Sun Dr. #1097 Lake Mary, Fl 32746
Phone: 407-322-0004 Fax: 407-829-8989
E-Mail: bodsdance@gmail.com
Web: www.bodsdance.com

Date: ____________________

Personal

Name: ______________________________ DOB: ____________

Address: ______________________________

Home Phone: ________________ CELL: ________________

EMAIL: ________________ REFERRING MEMBER: ________________

FACEBOOK & TWITTER INFORMATION: ________________

MONTHLY MEMBERSHIP FEE: ____________

START UP: ____________

PRORATED: ____________

TOTAL: ____________

CHECKING or CREDIT CARD INFORMATION

Name on account: ____________

Bank Account #: ____________

Routing #: ____________

Credit Card #: ____________ Exp: ____

Last 3 # on back of card: ________ Copy of Voided Check: ___

By initialing below and signing this agreement, I authorize Bods Transcending Co. or its assigns or affiliated companies to charge, or to initiate transfers from, the account designated above for the purpose of making the recurring monthly payments I owe to Bods Transcending Co. on or around the 15th of the month until all of my obligations are paid under this agreement or until my membership is terminated or cancelled. I understand that my obligation under this agreement includes my recurring monthly dues, annual membership fee, service fee for uncollectable monthly dues, applicable taxes, charges and any other unpaid fees or dues including past unpaid dues and fees. This authorization will remain in full force and effect during the term of this membership agreement, I understand that I can stop any debit by notifying the financial institution named above and that the amounts debited from my account may vary month based on unpaid past dues, annual fees, etc, I confirm that I am authorized under the terms of the applicable agreement with my financial institution to use the account designated for the purchase of goods and services from Bods transcending Co. and agree to company with the financial institution's agreement t at all times this authorization is in effect. ____________ (initial)

BILLING

- → Your account below will be billed on or around the 15th of each month beginning on __________, 20_____ for $__________ per month until you cancel in accordance with this agreement. This membership has a _________month minimum term.
- → If you have a minimum monthly term, your account will be billed for a minimum of 12 months and will continue at the monthly rate above until you cancel in accordance with this agreement.
- → Your monthly rate above is guaranteed so long as you remain a member in good standing including payment of all monthly dues and your annual membership fee.
- → An annual membership fee of $________ will be billed each year of your monthly membership, on or around the first of ______________, to the account on file. In order to cancel the billing of this annual fee, the club requires written notice and cancellation of your membership on or before the 25th of the previous month.
- → To cancel your monthly membership and stop the monthly billing on the 15th of the month, the club requires written notice by the 10th of the month delivered to the club in person or by certified mail. Any monthly membership can be cancelled upon 30 days written notice.
- → If your membership has a minimum commitment, and you wish to cancel your membership early, a $180 buyout fee is required, with your cancellation fee of $50.00.
- → If your membership does not have a minimum commitment there will be a cancellation fee of one month membership price plus $50.00.
- → For checks that are returned or credit cards that are declined you will be charged a $40.00 NSF. A $10 service fee will be applied for each month your monthly dues payment is returned uncollectable including, but not limited to, non- sufficient funds, expired credit cards, cancelled credit cards, overdrafts and closed accounts.
- → Term agreements shall not exceed 12 months.
- → Cancellation and Billing Policies: I have read and understood the cancellation rights and billing policies on the front and back of this agreement._________(initial)
- → ANY TERM AGREEMENT CAN NOT LAST FOR A PERIOD GREATER THAN 36 MONTHS

RELEASE OF LIABILITY ASSUMPTION OF RISK STUDIO RULES BUYERS NOTICE AND RIGHT TO CANCEL

I understand and expressly agree that my use of this Bods Transcending Co. facility, involves the risk of injury to me or my guest whether caused by me or note. I understand that these risks can range from minor injuries including death. In consideration of my participation in the activates and use of the facilities offered by Bods Transcending Co, I understand and voluntarily accept this risk and agree that Bods Transcending Co., its officers, directors, members, agents and independent contractors will not be liable for any injury including, without limitation, persona, bodily, or mental injury, economic loss or any damages to you, your spouse, domestic partner, guests, unborn child or relatives, resulting from the negligence of Bods Transcending Co. or anyone on Bods Transcending Co. behalf whether related to exercise or not. Accordingly, I do hereby forever release and discharge Bods Transcending Co. from any and all claims, demands, injuries, damages, actions or causes of action. I further understand and acknowledge that Bods Transcending Co. does not manufacture fitness or other equipment in its facilities, but purchases and /or leases equipment and therefore Bods Transcending Co. may not be held liable for defective products. I understand my rights of not signing this agreement if there are any unfilled blanks and my rights of cancellation and the billing and refund policies. I further agree to comply with Bods Transcending Co. Membership policies and club rules that may be communicated to me from time to time